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                                                               EXHIBIT 10(ff)(1)






                          ARKLA, INC. AND SUBSIDIARIES
                             NON-QUALIFIED EXECUTIVE
                             DISABILITY INCOME PLAN








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                                TABLE OF CONTENTS

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                                                                                                               Page
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
I.       Definitions..............................................................................................1
         1.1      Definitions.....................................................................................1

II.      Eligibility and Participation............................................................................4
         2.1      Eligibility.....................................................................................4
         2.2      Participation...................................................................................4
         2.3      Obligations of Employee.........................................................................4
         2.4      Loss of Benefits................................................................................5

III.     Benefits Payable on Disability...........................................................................5
         Payment of Benefits......................................................................................5

IV.      Employer Liability.......................................................................................6
         4.1      Non-Contributory................................................................................6
         4.2      Claims Against Company..........................................................................6

V.       Plan Is Not Contract of Employment.......................................................................6

VI.      Amendment or Termination of Plan And Termination of Individual

         Disability Income Agreements.............................................................................7
         6.1      Amendment or Termination of Plan................................................................7
         6.2      Termination of Individual Disability Income Agreements..........................................7
         6.3      Procedures for Amendment or Termination.........................................................7
         6.4      Amendment or Termination After Entitlement......................................................7

VII.     Other Benefits and Agreements............................................................................7

VIII.    Restrictions on Alienation of Benefits...................................................................8

IX.      Administration of the Plan...............................................................................8
         9.1      Administration by Committee.....................................................................8
         9.2      Committee Procedures............................................................................9
         9.3      Administrative Rules and Procedures.............................................................9
         9.4      Reliance on Professionals.......................................................................9
         9.5      Indemnification of Members of Committee.........................................................9
         9.6      Information Furnished by Employer..............................................................10
         9.7      Committee to Determine and Order Distribution of Benefits......................................10

X.       Disputed Claims Procedure...............................................................................10
         10.1     General Provisions.............................................................................10

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
         10.2     Notice of Claim Denial.........................................................................10
         10.3     Appeal Right...................................................................................11
         10.4     Written Request for Review.....................................................................11
         10.5     Hearing at Discretion of Committee.............................................................12
         10.6     Extensions of Time.............................................................................12
         10.7     Time for Decision on Review....................................................................12
         10.8     Decision on Request for Review.................................................................12

XI.      Miscellaneous...........................................................................................13
         11.1     Notices........................................................................................13
         11.2     Binding Agreement..............................................................................13
         11.3     Use of Pronouns................................................................................13
         11.4     Governing Law..................................................................................13

Signatures...................................................................................................... 14


                            INDEXED OF TERMS DEFINED

                                                                Subsection

Terms Defined                                                   Section 1.1                                Page
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
Base Annual Salary                                                    (a)                                    1
Chief Executive Officer                                               (b)                                    2
Committee                                                             (c)                                    2
Company                                                               (d)                                    2
Disability and Disabled                                               (e)                                    2
Employee                                                              (f)                                    2
Employer                                                              (g)                                    2
Individual Plan Agreement                                             (h)                                    3
Participant                                                           (i)                                    3
Plan                                                                  (j)                                    3
Service                                                               (k)                                    3
Termination of Disability                                             (l)                                    3


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                          ARKLA. INC. AND SUBSIDIARIES
                             NON-QUALIFIED EXECUTIVE
                             DISABILITY INCOME PLAN

                                     Purpose

                  This Executive Disability Income Plan is intended to provide specific benefits for those key employees of Arkla, Inc. and its subsidiaries whose efforts have an important bearing upon the success of the business of the Company, and thereby to provide an additional incentive for such key employees to promote the success of the business of the Company and to aid the Company in retaining the services of its competent executives.

                                 I. Definitions

                  1.1 Definitions. The following words and phrases shall have the meanings stated below unless a different meaning is plainly required by the context:

                  (a) The term "Base Annual Salary" shall mean a Participant's base annual salary in effect at the time of his death, disability or retirement, excluding particularly, however, any bonuses, deferred compensation paid, stock options, stock appreciation rights, pension, thrift plan or employee stock ownership plan contributions or benefits, or any other fringe benefit generally afforded executive employees of the Employer. The term "Base Annual Salary" shall include however any and all amounts of compensation which would have been paid to the Participant during the applicable calendar year except for the agreement between the Employer and the Participant to defer such amount until a subsequent year or years. The term "Base Annual Salary" of a Participant shall in no event, however, be less than the larger of the Base Annual Salary of a Participant in effect on (i) the date of execution of his Individual Plan Agreement, or (ii) December 31st of


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         the year preceding the date of the sale of all or substantially all of the assets of the Company, or the date of the merger, consolidation or liquidation of the Company, or the date on which any single individual or other legal entity becomes the owner of more than five (5%) percent of the outstanding shares of the common stock of the Company, as the case may be.

                  (b) The term "Chief Executive Officer" shall mean the individual so elected and appointed as Chief Executive Officer of the Company by its Board of Directors or, if there is no such appointed Chief Executive Officer, the term shall refer to the Chairman of the Board of the Company.

                  (c) The term "Committee" shall mean the Administrative Committee appointed by the Chief Executive Officer which shall manage and administer the Plan.

                  (d) The term "Company" shall mean Arkla, Inc. and its successor or successors

                  (e) The term "Disability" and "Disabled" shall mean the inability of a Participant to perform, as a result of bodily injury or disease, the important duties pertaining to his regular position with the Company.

                  (f) The term "Employee" shall mean any person who is in the regular full time employment of the Company or one of its subsidiaries as determined by the personnel rules and practices of the Employer; the term does not, however, include persons who are retained as consultants or other independent contractors for the Company or one of its subsidiaries.


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                  (g) The term "Employer" shall mean the Company and any
         subsidiary of the Company having one or more Employees who have been designated as eligible to participate in the Plan or are later so designated.

                  (h) The term "Individual Disability Income Agreement" shall mean the written agreement which is entered into by and between the Company and a Participant substantially in the form of that attached hereto as Exhibit A.

                  (i) The term "Participant" shall mean an Employee who was designated by the Board of Directors of the Company upon adoption of this Plan as eligible to become a Participant or is thereafter selected by the Chief Executive Officer, who elects to participate in the Plan by signing an Individual Disability Income Agreement to that effect, and who otherwise complies with the provisions of this Plan to become a Participant. The term shall include any former Employee who was a Participant as of the date of his Disability.

                  (j) The term "Plan" shall mean the Arkla, Inc. and Subsidiaries Executive Disability Income Plan as set forth in this document and as it may hereafter be amended from time to time.

                  (k) The term "Service" shall mean that period of an Employee's employment with the Employer or with any predecessor business of the Employer beginning on the Employee's last date of hire and ending on the date of his Disability provided, however, such period shall not include any periods of time during which the Employee was previously Disabled or was on an Authorized Leave of Absence. An Employee may work simultaneously for more than one Employer, but the total period of his Service shall not be increased by reason of such simultaneous employment.


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                  (l) The term "Termination of Disability" shall mean the
         cessation of the previously incurred condition of Disability to the extent that a Participant is again capable of performing all or a substantial part of the duties pertaining to his regular position with the Company.

                       II. Eligibility and Participation

                  2.1 Eligibility. Upon adoption of this Plan the Board of Directors of the Company shall specify each executive who shall be eligible to become a Participant; thereafter the Chief Executive Officer shall have the sole discretion to determine the Employees who are eligible to become Participants in accordance with the purpose of the Plan.

                  2.2 Participation. As a condition of participation, each Participant so selected shall complete, execute and return to the Committee an Individual Disability Income Agreement substantially in the form attached hereto as Exhibit A and shall comply with such further conditions as may be established from time to time by, and in the sole discretion of, the Committee.

                  2.3 Obligations of Employee. The Employer may require as a condition of becoming or continuing as a Participant, including as a condition of continuing to receive the benefits provided by this Plan, that an Employee furnish such information and do such acts as the Employer may reasonably request or require, including but not limited to, furnishing the physical examination reports of any previous employer, furnishing all pertinent financial information regarding the Participant's compensation, taking such additional physical examinations as may be requested, and doing any other act which may reasonably be requested by the Employer. If a Participant does not complete any of the foregoing requirements within a reasonable period of time as determined by the Committee, the Employer shall have no further obligation to the


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Participant under the Plan except as to any benefits previously distributed on account of his Disability.

                  2.4 Loss of Benefits. If an indictment or bill of information is filed in any court of the United States or of any state, charging a Participant with the commission of any felony while in the active Service of the Employer, his participation in the Plan shall be immediately suspended and no benefits shall be distributed pending final resolution of the felony charge or charges against him. If the indictment or bill of information is subsequently dismissed or, after a trial he is acquitted on all charges, the Participant shall be entitled to any benefits accrued during such period of suspension, if any. If, after all legal appeals have been exhausted, the Participant stands convicted of such felony, all benefits otherwise accruing to him under the Plan shall be canceled as if he had never been a Participant in the Plan.

                      III. Benefits Payable on Disability

                  Payment of Benefits. Provided the Plan and the Individual Disability Income Agreement with a particular Participant have remained in full force and effect, on the first day of the month coincident with or next following the date six months following the date on which a Participant became Disabled, the Employer will pay or cause to be paid to such Participant an amount equal to one-twelfth (1/12) of such Participant's Base Annual Salary in effect on the date of his Disability. Such similar amount shall be paid to the Participant on the first day of each succeeding month until his Termination of Disability occurs or he attains age sixty-five (65), whichever first occurs.


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                             IV. Employer Liability

                  4.1 Non-Contributory. No Participant shall be required, or permitted, to contribute to the cost of the benefits afforded by this Plan and all amounts payable to a Participant shall be paid exclusively from the general assets of the Employer.

                  4.2 Claims Against Company. No person entitled to any payment shall have any claim, right, security or other interest in any asset of the Employer or the Company. The Company's liability for the payment of benefits shall be evidenced only by this Plan and each Individual Disability Income Agreement entered into between the Company and a Participant.

                     V. Plan Is Not Contract of Employment

                  Neither the Plan nor the Individual Disability Income Agreements, either singularly or collectively, obligates the Employer to continue the employment of any Participant or limits the right of the Employer at any time and for any reason to terminate a Participant's employment. Termination of a Participant's employment with the Employer for any reason, whether by action of the Employer, or by the Participant voluntarily prior to eligibility to receive any benefits pursuant to the Plan, shall immediately terminate the Participant's participation in the Plan and all obligations of either Party to the other. In no event shall the Plan or the Individual Disability Income Agreements, either singularly or collectively, by their terms or implications constitute an employment contract of any nature whatsoever between the Employer and a Participant.


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             VI. Amendment or Termination of Plan And Termination of
                    Individual Disability Income Agreements

                  6.1 Amendment or Termination of Plan. The Company reserves the right to amend or terminate this Plan at any time; such termination shall not, however, have any effect upon any Participant who was disabled at the time of such termination.

                  6.2 Termination of Individual Disability Income Agreements. To the extent permitted by law, the Company reserves the right to terminate the Individual Disability Income Agreement of any Participant; such termination shall not, however, have any effect upon any Participant who was Disabled at the time of such termination.

                  6.3 Procedures for Amendment or Termination. The right to amend the Plan or terminate any Individual Disability Income Agreement shall be exercised for the Company by the Committee, provided, however, any amendment which would increase the benefits hereunder shall only be effective upon approval of the Board of Directors of the Company. The right to terminate the Plan shall be at the sole discretion of the Board of Directors of' the Company. No action to amend or terminate the Plan or terminate any Individual Disability Income Agreement shall be taken except upon written notice to each Participant to be affected thereby not less than thirty (30) days prior to such action.

                  6.4 Amendment or Termination After Entitlement. No action shall be taken to amend or terminate the Plan or any Individual Disability Income Agreement with respect to a Participant after the inception of the Disability of a Participant.

                       VII. Other Benefits and Agreements

                  The benefits provided for a Participant under this Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the


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Employer and the Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided. Benefits under this Plan shall not be considered compensation for the purpose of computing contributions or benefits under any plan maintained by the Employer which is qualified under Section 401(a) and 501(a), Internal Revenue Code of 1954, as amended.

                  VIII. Restrictions on Alienation of Benefits

                  No right or benefit under the Plan or an Individual Disability Income Agreement shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or exchange, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or exchange the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contract, liabilities, or torts of the person entitled to such benefit.

                         IX. Administration of the Plan

                  9.1 Administration by Committee. The general administration of this Plan, as well as construction and interpretation thereof, shall be vested in the Committee, the members of which shall be designated and appointed from time to time by, and shall serve at the pleasure of, the Chief Executive Officer of the Company. The Committee shall consist of four members. three of whom shall be voting members and the fourth a non-voting secretary. Two of the voting members shall be officers of the Company and the third shall be the manager of the Employee Benefits Section of the Company. Any member of the Committee may resign by notice in writing filed with the Secretary of the Committee. Vacancies shall be filled promptly by the Chief Executive Officer of the Company. Each person appointed a member of the Committee shall signify acceptance by filing a written acceptance with the Secretary of the Committee. The Chief Executive Officer shall designate one of the members of the Committee as Chairman.


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                  9.2 Committee Procedures. The Secretary shall keep minutes of the proceedings of the Committee and all data, records and documents relating to the administration of the Plan by the Committee. The Committee may appoint from its number such subcommittees with such powers as the Committee shall determine and may authorize one or more members of the Committee or any agent to execute or deliver any instrument or make any payment on behalf of the Committee. All resolutions or other actions taken by the Committee shall be by the vote of a majority of those voting members present at a meeting at which a majority of the voting members are present, or in writing by all the members in office at the time if they act without a meeting.

                  9.3 Administrative Rules and Procedures. Subject to the Plan, the Committee shall from time to time establish rules, forms and procedures for the administration of the Plan. Except as otherwise herein expressly provided, the Committee shall have the exclusive right to interpret the Plan and to decide any and all matters arising thereunder or in connection with the administration of the Plan. Such decisions, actions and records of the Committee, subject to the review of the Chief Executive Officer, shall be conclusive and binding upon the Employer and all persons having or claiming to have any right or interest in or under the Plan.

                  9.4 Reliance on Professionals. The members of the Committee and the officers and directors of the Employer shall be entitled to rely on all certificates, reports and opinions made by any duly appointed professional, including accountants, physicians and legal counsel, which legal counsel may be counsel for the Employer.

                  9.5 Indemnification of Members of Committee. No member of the Committee shall be liable for any act or omission of any other member of the Committee, nor for any act or omission on his or her own part, excepting his or her own willful misconduct. The Company


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shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of his or her membership on the Committee, excepting only expenses and liabilities arising out of his or her own willful misconduct. Expenses against which a member of the Committee shall be indemnified hereunder shall include, without limitation, the amount of any settlement or judgment, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted or a proceeding brought or settlement thereof. The foregoing right of indemnification shall be in addition to any other rights to which any such member may be entitled as a matter of law or otherwise.

                  9.6 Information Furnished by Employer. To enable the Committee to perform its functions, the Employer shall supply full and timely information to the Committee on all matters relating to the compensation of all Participants and their Disability, and such other pertinent facts as the Committee may require.

                  9.7 Committee to Determine and Order Distribution of Benefits. In addition to the powers hereinabove specified, the Committee shall have the power to compute and certify under the Plan the amount and kind of benefits from time to time distributable to the Participants and to authorize all disbursements for such purposes.

                          X. Disputed Claims Procedure

                  10.1 General Provisions. The claims procedure under this Plan shall allow a Participant a reasonable opportunity to appeal a denied claim and to obtain a full and fair review of that decision from the Committee.

                  10.2 Notice of Claim Denial. The Committee shall provide a written notice to every Participant who is denied a claim for benefits under this Plan. The notice shall set forth the following information:


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                  (a) The specific reasons for the denial;

                  (b) The specific reference to pertinent Plan provisions on which the denial is based;

                  (c) A description of any additional material or information necessary for the Participant to perfect the claim and an explanation of why such material or information is necessary; and

                  (d) Appropriate information and explanation of the claims procedure under this Plan to permit the Participant to submit his claim for review. All such information shall be set forth in the notice in a manner reasonably calculated to be understood by the Participant.

                  10.3 Appeal Right. The Participant whose claim has been denied shall have the following rights under this appeal procedure:

                  (a) To request a review upon written application to the Committee;

                  (b) To review pertinent documents with regard to the Plan;

                  (c) To submit issues and comments in writing;

                  (d) To request an extension of time to make a written submission of issues and comments; and

                  (e) To request that a hearing be held to consider the appeal.

                  10.4 Written Request for Review. The Participant shall exercise his right of appeal by submitting a written request for a review of the denied claim to the Committee. This written request for review must be submitted to the Committee within sixty (60) days after receipt by the Participant of the written notice of denial.


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                  10.5 Hearing at Discretion of Committee. The decision to hold a hearing to consider the Participant's appeal of the denied claim shall be within the sole discretion of the Committee, whether or not the Participant requests such a hearing.

                  10.6 Extensions of Time. If an extension of time is necessary in order to hold a hearing, the Committee shall give the Participant written notice of the extension of time and of the hearing. This notice shall be given prior to any extension. The written notice of extension shall indicate that an extension of time will occur in order to hold a hearing on the appeal. The notice shall also specify the place, date, and time of that hearing and give the Participant the opportunity to participate in the hearing. It may also include any other information the Committee believes may be important or useful to the Participant in connection with the appeal.

                  10.7 Time for Decision on Review. The decision on the review of the denied claim shall promptly be made by the Committee and must be made:

                  (a) Within sixty (60) days after the receipt of the request for review if no hearing is held; or

                  (b) Within one hundred twenty (120) days after the receipt of the request for review, if an extension of time is necessary in order to hold a hearing.

                  10.8 Decision on Request for Review. The Committee's decision on review shall be made in writing and provided to the Participant within the specified time periods in Section 10.7. This written decision on review shall contain the following information:

                  (a) The decision;

                  (b) The reasons for the decision; and

                  (c) Specific references to provisions of the Plan or the Individual Disability Income Agreement on which the decision is based.


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All of this information shall be written in a manner reasonably calculated to be understood by the Participant.

                               XI. Miscellaneous

                  11.1 Notices. Any notice which shall or may be given under the Plan or the Individual Disability Income Agreements shall be in writing and shall be mailed by United States mail, postage prepaid. If notice is to be given to the Employer, such notice shall be addressed to the Employer at:

                       Arkla, Inc.
                       Post Office Box 21734
                       Shreveport, Louisiana 71151

marked for the attention of the Manager, Employee Benefits Section; or, if notice to a Participant, addressed to the address shown on such Participant's Individual Disability Income Agreement. Any party may change the address to which notices shall be mailed from time to time by giving written notice of such new address.

                  11.2 Binding Agreement. Subject to the provisions of Section VI of the Plan and Paragraphs 2 and 3 of the Individual Disability Income Agreements, the Plan shall be binding upon the Employer and its respective successors or assigns, including but not limited to a corporation which may acquire all or substantially all of the Company assets and business or with or into which the Company may be consolidated or merged, and upon a Participant, his assigns, heirs, executors and administrators.

                  11.3 Use of Pronouns. Masculine pronouns wherever used shall include feminine pronouns and the singular shall include the plural.

                  11.4 Governing Law. This Plan shall be governed by the laws of the State of Louisiana.


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                  IN WITNESS WHEREOF, Arkla, Inc. has caused this instrument to be executed by its duly authorized officers on this 16th day of September, 1983, effective as of August 1, 1983.


ATTEST:                              ARKLA, INC.

    /s/ B. D. KLINE                  By   /s/ E. SHEFFIELD NELSON
------------------------------         ---------------------------------
        B. D. Kline                           E. Sheffield Nelson
        Secretary                       President, Chairman of the Board
                                          and Chief Executive Officer


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